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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 24, 1998

                  ---------------------------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-21681                  47-0801192
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

                  4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
              (Address of Principal Executive Offices and Zip Code)

       Registrant's telephone number, including area code: (402) 474-4800
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Item 4.  Changes in Registrant's Certifying Accountant.

         (i) On April 24, 1998, Coopers & Lybrand L.L.P. ("Coopers") resigned as the principal accountants of Transcrypt International, Inc. (the "Company"). On April 27, 1998, the Company issued a news release disclosing this information, among other things. The full text of that news release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

               In conjunction with its resignation, Coopers advised the Company that their reports with respect to the consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and are withdrawn. As of the date of this Report, the Company is in the process of retaining a new independent accountant.

         (ii) None of Coopers' reports on the financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1995 and 1996 contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle. An audit report on the financial statements of the Company and its subsidiaries as of and for the year ended December 31, 1997 has not yet been issued.

         (iii) Neither the Company's Board of Directors nor its Audit Committee recommended the decision to change accountants.

         (iv) Prior to its resignation on April 24, 1998, Coopers had been the independent public accountant of the Company since 1992, and representatives of Coopers have worked closely with the Company's management in connection with the Company's financial statements. Coopers performed timely interim reviews of the Company's quarterly financial statements since the Company's initial public offering and reviewed significant year-end and quarter-end sales. Coopers also worked with management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies.

               During the Company's two most recent fiscal years and subsequent interim period through mid- to late-March 1998, the Company received no indication from Coopers regarding a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers, would have caused Coopers to make reference to the subject matter of the disagreement in connection with any of its reports, nor did the Company receive any indication from Coopers regarding any other reportable event under Rule 304. Coopers consented to the inclusion of its audit reports in connection with the Company's two public offerings completed on January 22, 1997 and October 15, 1997, and provided "comfort letters" in connection with such offerings. On February 6, 1998, the Company released its financial results for 1997 via a public press release. The audit partner of Coopers read and took no exception to such press release prior to its issuance.


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                  During late February and March 1998, Coopers informed the
Company that Coopers had received several anonymous letters and one anonymous telephone call which, among other things, questioned the accounting practices of the Company relating primarily to certain sales transactions and alleged wrongdoing in connection therewith. Beginning shortly after the receipt of the first letter, meetings were held involving management of the Company, members of the Company's Audit Committee and the Coopers audit partner. At an Audit Committee meeting held on March 4, 1998 attended by the Coopers audit partner, Coopers indicated that the Company's reserve for receivables was adequate based on information currently available to it, and that the sales transactions referred to in the first anonymous letter had been recorded consistent with the Company's revenue recognition procedures, as previously approved by Coopers. On March 5, 1998, the Company issued a press release referring to the first anonymous letter and stating that the Company continued to stand by its previously issued financial statements and publicly announced financial results, but was continuing to investigate these matters. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

                  In mid-March 1998, the Company learned that the National Office of Coopers had become involved in the review of issues raised in the anonymous letters. During the week of March 23, 1998, a representative of the National Office held several meetings with Company management and one meeting with members of the Company's Audit Committee. The Company also was advised that the National Office representative began to review Coopers' workpapers. On March 26, 1998, in a meeting attended by the Coopers audit partner and National Office representative, members of the Audit Committee and certain members of management, the Company was advised orally that Coopers was still in the process of reviewing and examining the workpapers relating to the 1997 audit and that adjustments would be required to previously announced financial results for 1997, although Coopers stated that it was not yet in a position to quantify such adjustments. On March 27, 1998, the Company issued a press release indicating that its 1997 Annual Report on Form 10-K would be delayed and that adjustments would be made to the Company's previously announced results.

                  In a number of subsequent meetings held in late March and in April 1998 between Coopers and Audit Committee members and Coopers and management of the Company, Coopers described adjustments that it was considering recommending regarding the Company's 1997 financial statements and that such adjustments might impact the Company's 1996 fiscal year. During this time, the Company provided additional documentation and information to Coopers regarding the transactions at issue.

                  During its meetings with Coopers, representatives of the Company questioned Coopers regarding the basis and support for its proposed adjustments under generally accepted accounting principles ("GAAP") and discussed with Coopers the Company's reliance on Coopers' prior review of certain of these transactions and audits. On April 3, 1998, the Board of Directors of the Company met and, due to its belief that Coopers had a potential conflict of interest in reviewing its prior work, authorized the Audit Committee to retain another major independent accounting firm to review, under SAS No. 50, the accounting principles applied to the transactions in question and


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report whether the accounting principles applied were in accordance with GAAP.
Such independent accountant was retained by the Company. In addition, the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with Coopers' advice that it must do so.

                  On the afternoon of April 23, Company management spoke with representatives of the other major accounting firm to discuss their SAS No. 50 review. On the morning of April 24, 1998, special counsel for the Audit Committee contacted Coopers' outside counsel telephonically and informed such counsel that the Company would agree to Coopers' proposed accounting treatment of the transactions in question, and requested that Coopers proceed with completion of the audit. Promptly thereafter, Coopers' outside counsel called back the special counsel to the Audit Committee and informed such special counsel that Coopers would be contacting the Audit Committee, and further that the members of the special counsel's law firm would not be permitted to review Coopers' workpapers that day as previously agreed. Shortly thereafter, representatives of Coopers held a conference call with the Audit Committee Chairman and notified the Chairman that Coopers was resigning, effective immediately, as the Company's independent accountant, and that Coopers was withdrawing its audit reports relating to the Company's 1995 and 1996 financial statements.

                  Set forth below is a description of the disagreements between Coopers and the Company reportable under Rule 304(a)(1)(iv). These items were discussed between Coopers and members of the Audit Committee at various times in late March or in April 1998. The Company has authorized Coopers to respond fully to inquiries of the successor accountant (when retained), including inquiries concerning these matters.

         1.       E.F. JOHNSON COMPANY

                  (a) Revenue Recognition for Systems Contracts. E.F. Johnson Company ("EFJ") is the Company's wholly-owned, consolidated subsidiary acquired on July 31, 1997. Certain contract revenues totaling approximately $2,626,000 were recorded by EFJ during the fourth quarter of 1997. EFJ had historically recognized revenues on system contracts using the "percentage of completion" method, applying the ratio of costs incurred to date to the total cost of the system. In late March 1998, Coopers informed the Company that costs of purchased materials, even though incurred, should not be included in the percentage of completion calculation until installation and integration of such materials into the system has at least begun. The Company intends to make this change, which will result in a substantial downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

                  (b) Revenue Recognition for License of Technology. Revenue from a license of technology by EFJ totaling $300,000 was recorded in the fourth quarter of 1997 based upon the electronic delivery to the customer in that quarter of certain technical know-how and documentation. Coopers' current position is that, since the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Company notes


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that although the purchase agreement initially contained a cancellation right, it was amended to eliminate such right prior to issuance of the Company's 1997 financial results. Nevertheless, the Company will recognize revenue on these sales as payments are received. This change will result in a downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

                  (c) Opening Balance Sheet of EFJ. EFJ's finished goods and work in process inventory at July 31, 1997 totaled approximately $3 million. In connection with its acquisition of EFJ, the Company did not believe that it was appropriate to adjust such inventories to allocate a portion of the purchase price for potential manufacturing profit on these inventories. Coopers reviewed the allocation of purchase cost of EFJ at the time of the acquisition and provided substantial assistance to the Company in preparing the opening balance sheet of EFJ. On March 31, 1998, Coopers informed the Company that inventories should have been adjusted for the manufacturing profit included in inventory at the acquisition date. The Company intends retroactively to reduce goodwill and increase inventories of EFJ by the amount of the manufacturing profit included in inventory at the date of acquisition, effective July 31, 1997. No final determination has been made at this time regarding the amounts of the adjustments. The Company believes that these changes may impact the annual and third and fourth quarter consolidated operating results for 1997.

                  A second issue is whether the opening balance sheet should have been adjusted to reduce a $500,000 bad debt reserve that was established by EFJ with respect to a receivable from a specific customer. The Company ultimately collected the receivable after the customer received third party financing of $30 million in the first quarter of 1998, and the Company left the $500,000 reserve on the books. In connection with Coopers' audit for 1997, Coopers informed the Company that the Company could not make any adjustments retroactively to the EFJ opening balance sheet. Coopers' current position is that this recovery should have been reflected retroactively by reducing the goodwill recorded in the purchase allocation and eliminating the reserve that had been established. This change could impact the annual and the third and fourth quarter consolidated operating results for 1997. The Company is currently evaluating these issues, including whether Coopers' current position is consistent with SFAS No. 38, as interpreted in Staff Accounting Bulletin No. 92.

         2.       TRANSCRYPT INTERNATIONAL, INC.

                  (a) Revenue Recognition on Certain Government Agency Sales. The Company recorded revenues on a number of "quick ship" sales involving national security to a federal government agency based on the shipment of products. This quick ship process began in mid-1996 and initially involved the receipt by the Company from the customer of oral orders that included a federal purchase request number. Later, in the second quarter of 1997, at the recommendation of Coopers, this process was modified to include the receipt of a "pro forma invoice" order signed by the customer reflecting all of the material terms and conditions of the sale. The customer, in the usual course of business, would subsequently reduce the transaction to a formal written agreement.


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Coopers has now advised the Company that such revenues should not have been recorded until a formal written agreement was received, on the grounds that the federal government's commitment may not have been perfected until that time. The Company intends to adjust its historical financial statements to delay recognition of the full amount of these revenues until the period that a formal written agreement was received, and intends to follow this procedure in the future. This change will impact the timing of revenue recognition in the Company's 1997 consolidated operating results and may impact the 1996 consolidated operating results.

                  In addition, the Company also recorded, during the second and third quarters of 1997, revenues totaling approximately $2.2 million on sales for which the Company has not received formal written agreements from the federal government agency customer. On March 25, 1998, the customer advised the Company in writing that the person with whom the Company had been dealing in the past in these transactions did not have the authority to bind the government. The customer also advised the Company that it would not ratify these transactions pursuant to the Company's ratification request dated March 11, 1998. On March 25, 1998, the Company filed a certified claim to recover the amounts due on these sales. Coopers' position is that in light of these facts, these revenues must be reversed in their entirety. The Company intends to eliminate these revenues from its consolidated 1997 operating results and will only recognize these revenues if this claim is favorably resolved.

                  (b) Revenue Recognition on Sales to Certain International Dealers and Distributors. In mid-March 1998, Coopers reevaluated a number of sales by the Company to certain international dealers and distributors during 1997. Coopers indicated that some of the dealers and distributors appeared to lack a commitment and ability to pay for the products, and therefore the sales should not have been recorded on the accrual basis. This disagreement relates to the Company's program to offer financing for the purchase of the Company's products by certain international dealers and distributors to further develop the Company's distribution channels. At the time of each of these sales, the Company received a written purchase order from the customer, and the Company believed that each of these customers had the ability to pay for the products. The Company currently believes that potential eliminations and adjustments to the timing of revenues involve sales totaling an estimated $2.0 million in 1997. The Company is continuing to review this issue, including the magnitude and timing of any adjustments in 1997, whether any additional 1997 sales would be involved and whether any adjustments may be required to 1996 consolidated operating results.

                  (c) Other Revenue Recognition Issue. The Company believes that Coopers first raised this issue as a disagreement subsequent to its resignation on April 24, 1998. According to Coopers, the Company recorded revenues based upon shipments to certain customers who had an explicit right to exchange the product for other products. Coopers' position is that revenues on these sales should not have been recorded until a final sale was consummated. Coopers has indicated that adjustments will impact the annual and quarterly consolidated operating results for 1997, but does not know whether 1996 and 1995 will be affected. The Company is currently evaluating this issue.


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         (v)      Set forth below is a description of the events reportable
under Rule 304(a)(1)(v). The Company, and with respect to certain matters, the special counsel to the Audit Committee, are currently evaluating these issues:

                  (A) Internal Controls: Coopers has informed the Company that it believes that the Company's internal controls over the proper recording of revenue transactions were deficient.

                  (B) Reliance on management representations/association with financial statements prepared by management: Coopers has informed the Company's Audit Committee in meetings in late March and in April 1998 that it believes that it was possible that illegal acts may have been committed by Company personnel, including management. In this regard, Coopers recommended that the Audit Committee retain independent counsel to conduct a special investigation into possible illegal acts. The Audit Committee retained independent counsel for such purpose and such counsel's investigation is continuing. Coopers informed the Audit Committee that under these circumstances, it could no longer rely on representations made by Company management.

                  (C) Notification of need to expand audit scope and identification of matters that may result in changes to financial statements of 1997 or prior years: Coopers informed the Company's Audit Committee, in conjunction with its resignation on April 24, 1998, that it would have needed to significantly expand its audit scope to examine all revenue transactions recorded in 1995, 1996 and 1997 and all credit memos issued in those periods and subsequently.

                  Coopers has also identified the following issues which it believes may result in significant changes to financial statements of one or more years and quarters, which Coopers believes were unresolved as the result of its resignation prior to completion of the expanded audit scope:

                  1. Issues regarding the purchase accounting for the 1997 acquisition of EFJ, including reserves established as of the acquisition date for restructuring, doubtful accounts and contracts in process, proper valuation of purchased in-process research and development and whether a valuation allowance is required for deferred tax assets.

                  2. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for transactions where goods may have been shipped to public warehouses, family members, employees and to the Company itself.

                  3. Issues regarding the verification of the physical existence and the valuation of inventory at customer locations, where there was substantial uncertainty regarding the customer's commitment and ability to pay for the products, and at other locations such as public warehouses, and inventory returned to the Company after year-end where such inventory was not accepted or was exchanged by the customer.


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                  4. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete.

                  5. Issues regarding reserving for sales returns and allowances.

                  6. Issues regarding the possible need for a valuation allowance with respect to the Company's consolidated deferred tax asset balance.

                  (D) Matter that may require a change to 1996 financial statements: Coopers informed the Audit Committee, in conjunction with its resignation on April 24, 1998, of the need to make an adjustment to the 1996 financial statements for the following item, but due to Coopers' resignation such adjustment has not yet been made:

                  The Company recorded $240,000 of revenues for engineering services upon invoicing in November 1996; a contract was received dated December 31, 1996. These services may not have been completed until 1997. Coopers' position is that revenues should not be recorded until the related services have been provided. This change could negatively impact the Company's 1996 annual and fourth quarter consolidated operating results and positively impact 1997 annual and quarterly consolidated operating results.

                  The Company has requested from Coopers a letter addressed to the Commission stating whether it agrees with all of the above statements (as in response to Rule 304(a)). A copy of this letter will be filed as an exhibit to an amended Report on Form 8-K promptly upon the Company's receipt of same.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements.

                  None required.

         (b)      Pro Forma Financial Information.

                  None required.

         (c)      Exhibits.

                  The following are furnished as exhibits to this report:

                  99.1 News Release issued on April 27, 1998 by the Registrant.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     TRANSCRYPT INTERNATIONAL, INC.


Date:    May 4, 1998                 By:  /s/ JEFFERY L. FULLER
                                          -------------------------------------
                                          Jeffery L. Fuller
                                          Chief Executive Officer
                                          (Principal executive officer and duly
                                          authorized signatory)
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                                INDEX TO EXHIBITS

Exhibit No.        Description

99.1               News Release issued on April 27, 1998 by the Registrant.